Exhibit 10. 1

EMPLOYMENT AGREEMENT

AGREEMENT made this 15th day of March, 2004, by and between EQUITY BANK, a New Jersey state chartered bank (the “Bank”), on the one side, and RICHARD A. ELKO, an adult individual whose principal residence is at One Houndstooth Lane, Chester Springs, Pennsylvania 19425 (the “Employee”), on the other side.

Background

Employee currently serves as one of the principal officers of Patriot Bank Corp. and its subsidiary, Patriot Bank. The Bank’s parent, Susquehanna Bancshares, Inc. (the “Company”), has entered into an Agreement and Plan of Merger dated as of December 10, 2003, as amended and restated from time to time (referred to as the “Merger Agreement”) to acquire Patriot Bank Corp. and Patriot Bank. Under the terms of the Merger Agreement, Patriot Bank will merge with and into the Bank with the merged bank taking the name of Susquehanna Patriot Bank. The Bank desires to induce the Employee to remain in the Bank’s employment following the merger, and the Employee hereby agrees to accept continuation of employment with the Bank on the terms and subject to the conditions hereinafter set forth. The Bank and Employee agree that these benefits are all conditional on the Employee’s execution of this Agreement.

1. Position. The Bank hereby agrees to employ the Employee, and the Employee hereby agrees to accept employment with the Bank, as President and Chief Executive Officer.

2. Duties.

2.1. The Employee agrees to assume such duties and responsibilities as may be consistent with the position of President and Chief Executive Officer of the Bank, and as may be assigned to the Employee by the Board of Directors of the Bank or of the Company, from time to time. No change in the duties of the Employee shall in any way diminish the compensation payable to him or her pursuant to the provisions of paragraph 4 hereof.

2.2. The Employee agrees to devote his or her full time, skill, attention and energies, and his or her best efforts to the performance of his or her duties under this Agreement consistent with practices and policies established from time to time by the Company and the Bank. The Employee agrees, in addition to the covenants concerning Non-Competition contained in Paragraph 14, that he will not engage in any other business activity (including, without limitation, participation by the Employee on any unaffiliated profit or non-profit board of directors) other than those on which he presently serves, as set forth in Exhibit A to this Agreement except: (i) upon the prior written notice to and consent of the Bank’s Board of Directors, or (ii) solely as an investor in real or personal property, the management of which shall not detract from the performance of his or her duties hereunder; provided, however, that the engagement by the Employee in any such business activity shall at all times be in conformity with the Bank’s Code of Conduct, as the same may be amended or supplemented from time to time. Notwithstanding anything herein to the contrary, the Employee shall terminate any such activity upon reasonable request by the Bank or the Company.

3. Period of Employment. Unless terminated earlier pursuant to subparagraph 7.3, 10.1, 10.2, 10.3 , 10.5 or 10.7 hereof, the period of employment (the “Period of Employment”) shall commence on the date of this Agreement and end on the third December 31 next following the date of this Agreement (the “Termination Date”). If written election not to renew by either party is not received by the other party by (a) November 1 of the year of the effective date of this Agreement, or (b) November 1 of any subsequent year, if this Agreement has previously been extended pursuant to this paragraph 3, then the Period of Employment will be automatically extended to the next anniversary of the Termination Date.

4. Compensation. For all services rendered by the Employee under this Agreement, the Bank shall pay to the Employee compensation as provided below:

4.1. Base Salary. Commencing on the date hereof and continuing for the next twelve (12) months of employment hereunder, the Bank shall pay the Employee, in equal monthly installments, a minimum base salary at the rate of $200,000 per year. In connection with the annual review required by subparagraph 4.3 hereof, the Employee’s base salary shall be reviewed and in light of such review may be increased (but not decreased), taking into account any change in the Employee’s responsibilities, performance of the Employee and other pertinent factors. Payment of any increase in the Employee’s base salary (if any) shall commence no later than July 1st of the year in which the increase is granted.

4.2. Bonus. The Bank may but shall not be required to pay to the Employee annual bonus compensation in such amount as may be determined by the appropriate Board of Directors or its designee within guidelines established by the Company. Such bonus shall not exceed the amount of the Employee’s base compensation.

4.3. Annual Review. The determination of compensation payable by the Company or the Bank hereunder shall be made by the Compensation Committee of the Company, or its nominee, which shall perform an annual review of this Agreement, the Employee’s performance with the Bank, and compensation payable hereunder. In such annual review, the Compensation Committee shall consider the recommendations of the Bank’s Board of Directors. The results of such review, including recommendation as to salary adjustment and bonus, shall be reported to the Company and shall be memorialized in the minutes of the meetings of the Bank’s Board of Directors or held in a confidential file by the Bank’s or the Company’ s Human Resources Department.

4.4. Key Executive Incentive Plan. Employee shall be eligible to participate in the Company’s Key Executive Incentive Plan (which contains a cash incentive and a stock incentive component), as amended and revised by the Company from time to time. Any such cash incentive shall not exceed the amount of the Employee’s base compensation.

5. Employee Expenses. Subject to such general employee expense account policies as the Company and the Bank may from time to time adopt, the Company, or the Bank, as the case may be, will pay or reimburse the Employee upon presentation of vouchers or invoices for reasonable expenses incurred by the Employee in the performance of his or her duties in carrying out the terms and provisions of this Agreement, including, without limitation, expenses for such items as entertainment, travel, meals, hotel and similar items. In the event that any reimbursed expenses are disallowed by the Internal Revenue Service as deductions to the Company or the Bank, as the case may be, the Employee shall retain such reimbursed expense amounts which the Employee shall treat and report as additional compensation and which the Company or the Bank, as the case may be, shall treat as deductible salary expense.

The Bank also shall provide the Employee during his or her employment under this Agreement with the full time use of a car selected by the Employee and comparable to the car available at present. Such car shall be used by the Employee in accordance with any and all general car policy(ies) as the Company and the Bank may from time to time adopt. Such car shall be selected, maintained and replaced in accordance with the Bank’s general policy on cars for employees having need of a car for such use.

6. Vacations. The Employee will be entitled to paid vacation annually as specified under the Company’s Vacation Policy, to be taken at times reasonably convenient to the Company and the Bank.

7. Benefits.

7.1. The Employee shall be entitled to group term life insurance insuring the Employee’s life during the term of employment, disability insurance coverage, and accidental death and dismemberment benefits, including death benefit, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank, as the same may change from time to time. The Employee shall designate the beneficiary of such policy and benefits.

7.2. The Employee shall be entitled to major medical and health insurance coverage for the Employee and his or her immediate family on such terms, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank generally, as the same may change from time to time.

7.3. If the Employee becomes and continues to be permanently disabled, such disability to be defined as the Employee’s inability, as a result of illness, incapacity, disease or calamity to perform a substantial part of his or her reasonable duties as set forth herein, with no reasonable expectation that the Employee will be able to resume the performance of his or her reasonable duties, the Bank shall continue to pay to the Employee the base salary set forth in paragraph 4, above, and, except as provided in the next sentence of this paragraph, all other benefits as set forth in this Agreement for a period of no less than six (6) months following the commencement of such permanent disability. Any provision of this Agreement notwithstanding, the Employee shall be conclusively deemed to be permanently disabled if he or she is physically or mentally unable to perform his or her duties or a substantial part thereof for a period of six consecutive months. The Employee shall have no right to earn any bonus compensation during such period of time. Thereafter, if such permanent disability continues, this Agreement shall terminate and the Company and the Bank (i) shall have no further obligation to the Employee under this Agreement other than in connection with such benefits as may be available under such disability insurance programs, and (ii) shall not be obligated to provide or pay for any benefits under the programs or policies listed in subparagraphs 7.1 and 7.2 above, except to the extent that any of the benefits available under such programs or policies survive termination of the Employee’s employment by their express terms, or as required by law, in which event they shall continue only as required by their express terms or as required by law, whichever is applicable.

7.4. To the extent such benefits are not specifically described or duplicated hereinabove in this paragraph 7, the Employee shall also be entitled to participate in any and all thrift, profit sharing, benefit and pension and similar plans, now or hereafter maintained by the Company or the Bank and offered by the Company or the Bank to its salaried, non-union employees generally; provided, however, that if such participation in any such plan is determined by the Bank’s or the Company’s Board of Directors, or any committee thereof, then the Employee shall have no automatic entitlement to participate in the same.

7.5. Bank agrees to accept an assignment of and assume the obligations of Patriot Bank under the Supplemental Retirement and Death Benefit Agreement dated as of February 22, 2001 between the Employee and Patriot Bank, as the same may be amended as permitted by the Merger Agreement.

8. Confidential Information. During the term of employment, and at any time thereafter, the Employee shall not, without the consent of a senior officer of the Company, disclose to any person, firm or corporation (except, during the term of his or her employment, to the extent necessary to perform his or her duties hereunder) any customer lists, trade secrets, reports, correspondence, mailing lists, manuals, price lists, employee lists, prospective employee lists, letters, records or any other confidential information relating to the business of the Company or the Bank or any Affiliate of the Company and shall not, without the consent of a senior officer of the Company, deliver any oral address or speech or publish, or knowingly permit to be published, any written matter in any way relating to confidential information regarding the business of the Company or the Bank or any Affiliate of the Company.

9. Property Rights. The Employee agrees that all literary work, copyrightable material or other proprietary information or materials developed by the Employee during the term of this Agreement and relating to, or capable of being used or adopted for use in, the business of the Company or the Bank shall inure to and be the property of the Company or the Bank and must be promptly disclosed to the Company or the Bank, as the case may be. Both during employment by the Company and the Bank, and thereafter, the Employee shall, at the expense of the Company or the Bank, as the case may be, execute such documents and do such things as the Company or the Bank reasonably may request to enable the Company or the Bank or their nominee (i) to apply for copyright or equivalent protection in the United States, Canada and elsewhere for any literary work hereinabove referred in this paragraph, or (ii) to be vested with any such copyright protection in the United States, Canada and elsewhere.

10. Termination.

10.1. Effect of Non-Renewal. If the Employee receives written election not to renew from the Company in accordance with paragraph 3 at least sixty (60) days prior to the beginning of the calendar year containing the Termination Date (or, if applicable, any subsequent anniversary of the Termination Date), then the Agreement shall expire upon the Termination Date or such other date as the parties may agree to in writing. After receipt of written election not to renew from the Company, the Employee may elect to treat such failure to renew as Notice of Termination by delivering written notice to the Company within thirty (30) calendar days thereafter. Unless the parties agree otherwise in writing, the effective date of the Notice of Termination shall be the date of delivery of such election to the Company. Upon the effective date of a Notice of Termination under this subparagraph 10.1, the Company may request the Employee to, and if requested, the Employee shall continue to perform his or her duties as set forth in this Agreement for a period not to exceed three (3) months from the effective date of Notice of Termination. In addition to such period, the Employee shall be reasonably available for a period of nine (9) additional months for advice and consultation as requested by the Company or the Bank. The Employee shall be entitled to receive all salary and benefits to which the Employee is entitled under this Agreement until the applicable Termination Date; provided, however, that in the event the Employee obtains other employment during the period prior to the Termination Date, then the amount of base salary due hereunder shall be decreased by the salary and benefits received by the Employee attributable to other employment during such period. However, if the Company gives the Employee a written election not to renew and simultaneously or subsequently terminates the Employee for Cause in accordance with subparagraph 10.3, the Employee’s termination shall be governed by subparagraphs 10.3 and 10.4, and not by this subparagraph.

10.2. Termination by the Employee. This Agreement may be terminated upon action of the Employee by not less than two (2) months notice to the Company. The Employee agrees in the event of termination under this subparagraph to cooperate, advise and consult the Company as needed to assist in the transition of the Employee’s replacement during such two (2) month period and thereafter for a period of four (4) months during reasonable times and under reasonable circumstances.

10.3. Termination by the Company for Cause. Nothing in this Agreement shall be construed to prevent immediate termination by the Company of the Employee’s employment under this Agreement for Cause, as defined in this Agreement.

10.4. Effect of Termination by Employee or Termination by the Company for Cause. If this Agreement is terminated under subparagraphs 10.2 or 10.3 hereof, the Company shall be obligated to pay the Employee his or her base salary to the date of such termination, plus any accrued bonus. The Bank or the Company shall not be obligated to provide or pay for any further benefits under the programs or policies listed in paragraph 7 above except to the extent that any of the benefits available under such programs or policies survive termination of the Employee’s employment by their express terms, or as required by law (e.g., COBRA Benefits), in which event they shall continue only as required by their express terms or as required by law, whichever is applicable. The qualifying event for determining COBRA Benefits shall be the date on which the Employee terminates employment or suffers a reduction of hours that would otherwise cause him to lose coverage under the applicable group health plan but for the extension of benefits hereunder.

10.5. Termination by the Company Without Cause or by the Employee Due to Adverse Change. In addition to termination under subparagraphs 10.1, 10.2 and 10.3 above, the Employee’s employment by the Company under this Agreement may be terminated by the Company at any time without cause during the term provided in this Employment Agreement or by the Employee as follows: (i) within twelve (12) months following the effective date of this Agreement if there occurs an Adverse Change in the Employee’s Circumstances within such twelve month period; or (ii) within twelve (12) months following a Change in Control if there occurs an Adverse Change in the Employee’s Circumstances within such twelve (12) month period. In the event of and in consideration for all amounts and benefits payable hereunder by reason of a Change in Control, the Employee acknowledges that the provisions of paragraph 14 hereof shall extend to any offices or facilities of any business that becomes an affiliate of or successor to the Company on account of such Change in Control.

In any such event of termination under this subparagraph 10.5, the Company shall pay to the Employee in a lump sum an amount equal to the greater of the Employee’s then current monthly salary rate or the rate in effect prior to any reduction which led to the termination times the greater of (A) the number of months otherwise remaining in the Period of Employment set forth in paragraph 3, or (B) 12 months. The Company shall also provide the Employee with benefits in accordance with subparagraph 10.11 hereof.

10.6.  (a)    Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would constitute an “excess parachute payment” within the meaning of §280G of the Internal Revenue Code of 1986, as amended (the “Code”) (each such payment, a “Parachute Payment”) and would result in the imposition on the Employee of an excise tax under Code §4999, then, in addition to any other benefits to which the Employee is entitled under this Agreement or otherwise, the Employee shall be paid an amount in cash equal to the sum of the excise taxes payable by the Employee by reason of receiving Parachute Payments plus the amount necessary to place the Employee in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this subparagraph 10.6(a)) as if no excise taxes had been imposed with respect to

Parachute Payments (the “Parachute Gross-up”). Any Parachute Gross-up otherwise required by this subparagraph 10.6(a) shall not be made later than the time of the corresponding payment or benefit hereunder giving rise to the underlying Code §4999 excise tax (to the extent such determination has been made prior to such time), even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this subparagraph 10.6(a) shall be made whether or not there is a Change in Control, whether or not payments or benefits are payable under this Agreement, whether or not the payments or benefits giving rise to the Parachute Gross-up are made in respect of a Change in Control and whether or not the Employee’s employment with the Employer shall have been terminated.

(b) All determinations to be made under this subparagraph 10.6 shall be made by the Company’s independent public accountant (the “Accounting Firm”).

(c) In the event the Internal Revenue Service notifies the Employee of an inquiry with respect to the applicability of Code §280G or Code §4999 to any payment by the Company, or assessment of tax under Code §4999 with respect to any payment by the Company, the Employee shall provide notice to the Company of such inquiry or assessment within 10 days, and shall take no action with respect to such inquiry or assessment until the Company has responded thereto (provided such response is timely with respect to the inquiry or assessment). The Company shall have the right to appoint an attorney or accountant to represent the Employee with respect to such inquiry or assessment, and the Employee shall fully cooperate with such representative as a condition of receiving a Parachute Gross-up with respect to such inquiry or assessment.

(d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subparagraphs (a) and (b) above, or of the representative appointed pursuant to subparagraph (c) above, shall be borne solely by the Company.

(e) Notwithstanding the foregoing in this subparagraph 10.6, if the imposition of a Code §4999 excise tax could be avoided by a reduction of the payments due to the Employee under this paragraph 10 (determined before application of subparagraph 10.6(a)) by an amount of 10% or less, then the total of all such payments will be reduced to an amount one dollar ($1.00) below the amount that would cause a Code §4999 excise tax to be imposed, and subparagraph 10.6(a) will not apply.

10.7. Notwithstanding anything to the contrary set forth above, this Agreement shall terminate immediately upon the close of business on the last business day in the calendar year in which the Employee attains the age of 65. Upon such termination, the Employee shall be entitled, to the extent he or she is covered by such at the time, to all retirement, pension, insurance and other benefits available to the Company’s employees.

10.8. Upon termination of employment hereunder, the Employee shall not malign, criticize or otherwise disparage the Company, the Bank or their respective officers, directors or Affiliates.

10.9. Any claims for benefits under paragraph 10 of the Agreement shall be governed by the claims procedures in the Susquehanna Bancshares, Inc. Key Employee Severance Pay Plan, as amended from time to time. However, the severance benefit provisions of this Agreement shall govern in lieu of the severance provisions of such Plan. Except as specifically provided in this Agreement, the benefits provided under this Agreement in the case of a termination shall be in lieu of those provided by the Company and its Affiliates under any other severance plans.

10.10. Prior to receiving any lump sum payments to which the Employee is entitled under this Agreement, the Employee agrees to sign an acknowledgment of receipt and release of claims in a form acceptable to the Company.

10.11. If the Employee ceases to be an active employee of the Company or any Affiliate, but the Employee is still entitled to receive salary and benefits under one or more provisions of this Agreement other than this subparagraph, the Employee will receive the following benefits, but only to the extent the Employee is entitled under such other provisions of this Agreement: applicable salary, COBRA Benefits, life insurance, and any payments due under any non-qualified pension or savings plans under which the Employee already participates.

11. Records. Upon the termination of employment hereunder, the Employee shall deliver to the Company and the Bank, as applicable, all correspondence, reports, customer lists, office keys, manuals, advertising brochures, sample contracts, price lists, employee lists, prospective employee lists, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of the Company or the Bank, and the Employee shall not remove any of such records either during the course of employment or upon the termination thereof.

The Employee understands that in the event of a violation of the provisions of this paragraph 11, the Company or the Bank, as the case may be, shall have the right to seek injunctive relief, in addition to any other existing rights provided herein or by operation of law, without the requirement of posting bond. The remedies provided in this paragraph 11 shall be in addition to any legal or equitable remedies existing between the Employee, the Bank and the Company, and shall not be construed as a limitation upon, or as alternative or in lieu of, such remedies.

12. Prohibited Assignment. The Employee shall have no right to exchange, convert, encumber or dispose of the rights to receive the benefits or payments under this Agreement, which payments, benefits and rights thereto are expressly declared to be non-assignable and non-transferable.

13. Indemnification. To the extent permitted by law, the Company and the Bank shall indemnify the Employee and hold him or her harmless from all liability and claims, whether meritorious or not, including the cost of defense thereof (including reasonable attorneys’ fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon any act or omission which the Employee has taken or committed or hereafter may take or commit on behalf of or in connection with the Company or the Bank in his or her official capacity, so long as the following conditions are met with respect to such claim or liability: (a) if such action was taken in the exercise of reasonable business judgment and was taken in an area within the scope of responsibility of the Employee, or (b) if not within the scope of the Employee’s responsibility, (i) at the time of such act or omission the Board of Directors of the Company or the Bank had knowledge of the facts or circumstances pursuant to which such act was taken or such omission occurred and (ii) no written objection to such act or omission was duly made by the Board.

Actions taken by the Employee which are covered by this Agreement specifically include (by way of illustration), but are not limited to, (a) the payment of any salary, bonus or other compensation to any officer, director, or employee, (b) the reimbursement or payment of any expenses incurred by any such officer, director or employee, (c) the making or retention of any investments (including, without limitation, loans) by the Company or the Bank, or (d) injury claims against the Company, the Bank or the Employee based on negligence or other alleged tortious actions and which arise in connection with the conduct of the Company’s or the Bank’s business.

The Employee shall indemnify the Company and the Bank and hold each harmless from all liability and claims, whether meritorious or not, including the cost of the defense thereof (including reasonable attorneys’ fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon acts taken without the consent or approval of the Board of Directors of the Company or the Bank and which represent the Employee’s deliberate malfeasance or gross negligence.

14. Non-Competition. During the Period of Employment hereunder, and in the event the Employee’s employment is terminated pursuant to subparagraphs 10.2 or 10.3 hereof, then for the later of (a) one year thereafter or (b) the period during which compensation or benefits are being provided pursuant to this Agreement after its termination, the Employee will not directly for himself or herself or any third party, become engaged in any business or activity which is directly in competition with any services or financial products sold by, or any business or activity engaged in by, the Company or the Bank, including, without limitation, any business or activity engaged in by any federally or state chartered bank, savings bank, savings and loan association, trust company and/or credit union, and/or any services or financial products sold by such entities, including, without limitation, the taking and accepting of deposits, the provision of trust services, the making of loans and/or the extension of credit, brokering loans and/or leases and the provision of insurance and investment services, within a 25 mile radius of any office or facility of the Company, the Bank or any of their Affiliates. This provision shall not restrict the Employee from owning or investing in publicly traded securities of financial institutions, so long as his or her aggregate holdings in any financial institution do not exceed ten percent (10%) of the outstanding capital stock of such institution.

During the Period of Employment hereunder, and for a period of two years thereafter no matter the reason of termination, the Employee will not solicit any person who was a customer of the Company or the Bank during the period of the Employee’s employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Company or the Bank, or otherwise divert or attempt to divert any existing business of the Company or the Bank within any area of 100 miles of any office or facility of the Company, the Bank or any of their Affiliates.

The Employee will not, either during the Period of Employment hereunder or for a period of two years thereafter directly for himself or any third party, solicit, induce, recruit or cause another person in the employment of the Bank, the Company or any of their Affiliates to terminate his or her employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by Company or the Bank.

The Employee understands that in the event of a violation of any provision of this Agreement, the Company or the Bank shall have the right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. The remedies provided in this paragraph shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the Employee, the Bank or the Company, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of this paragraph shall be determined by a court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

15. Survival. Notwithstanding anything to the contrary in this Agreement, the parties agree that the Employee’s obligations under paragraphs 8 and 9 of this Agreement will continue despite the expiration of the term of this Agreement or its termination.

16. Preemptive Considerations. Notwithstanding anything to the contrary set forth herein:

16.1. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s or the Company’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) or any amendments or supplements thereto, the Company’s and the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while this Agreement’s obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

16.2. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank’s or the Company’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)) or any amendments or supplements thereto, all obligations of the Bank and the Company under the contract shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

16.3. If the Bank or the Company is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this subparagraph 16.3 shall not affect any vested rights of the parties.

17. Definitions. For purposes of this Agreement:

The term “Adverse Change in the Employee’s Circumstances” shall include and be limited to (A) a significant change in the nature or scope of the Employee’s duties as set forth in the first sentence of paragraph 2 hereof such that the Employee has been reduced to a position of materially lesser authority, status or responsibility (provided, however, for purposes of this subparagraph, in circumstances not involving a Change in Control, so long as the Employee remains a senior officer (which shall mean and include any officer position with the Company or the Bank above the position of vice president), an Adverse Change in the Employee’s Circumstances shall not be deemed to have occurred), or the time required to be spent by the Employee 60 miles or more beyond the Company’s geographic market area shall be increased without the Employee’s consent by more than twenty percent (20%), as compared to the average of the two (2) preceding years, or (B) a reduction in the Employee’s base compensation or (C) any other material and willful breach by the Company or the Bank of any other provision of this Agreement.

The term “Affiliate” shall mean with respect to the Bank and the Company, persons or entities controlling, controlled by or under common control with the Bank or the Company.

The term “Bank” shall mean the Bank as hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Bank.

The term “Board” shall mean the board of directors of the Company.

The term “Cause” shall mean any of the following: (a) the Employee’s personal dishonesty; (b) the Employee’s incompetence; (c) the Employee’s willful misconduct; (d) the Employee’s breach of fiduciary duty involving personal profit; (e) the Employee’s intentional failure to perform stated duties; (f) the Employee’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (g) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Company or the Bank or any entity which controls the Company or the Bank to the extent such cease-and-desist order requires the termination of the Employee; or (h) a material breach by the Employee of any provision of this Agreement.

The term “Change in Control” shall mean the first to occur, after the date hereof, of any of the following:

(a) if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 25% or more of either the then outstanding shares of stock of the Company or the combined voting power of the Company’s then outstanding securities;

(b) if during any period of 24 consecutive months during the existence of this Agreement commencing on or after the date hereof, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause (b);

(c) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (a), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 40% or more of either the then outstanding shares of stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Upon the occurrence of a Change in Control, no subsequent event or condition shall constitute a Change in Control for purposes of this Agreement, with the result that there can be no more than one Change in Control hereunder.

The term “Company” shall mean the Company as hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Company.

The term “COBRA Benefit” shall refer to the right to continue group health insurance benefits under sections 601-607 of the federal Employee Retirement Income Security Act, as amended, (29 U.S.C. part 6) Act and regulations promulgated thereunder.

The term “Period of Employment” shall have the meaning described in paragraph 3.

The term “Person” shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i)the Company or any of its subsidiaries, (ii)a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii)an underwriter temporarily holding securities pursuant to an offering of such securities, (iv)a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v)such Employee or any “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) which includes the Employee).

The term “Termination Date” shall have the meaning described in paragraph 3.

18. Conditions Precedent; Effective Date; Replacement. The Bank and the Employee agree that this Agreement shall not take effect unless and until the Bank Merger (as defined in the Merger Agreement) takes place. In the event that the Bank Merger does not take place, this Agreement shall be considered cancelled and of no effect. If the Bank Merger does take place, the effective date of this Agreement shall be the day of the Effective Time (as defined in the Merger Agreement). The Bank and the Employee agree that this Agreement replaces an Employment Agreement dated as of December 10, 2003 between the Employee and Farmers First Bank (“Elko-FFB Agreement”). The Elko-FFB Agreement is to be considered void and no longer in effect.

19. Miscellaneous.

19.1. Assignment. This Agreement (including, without limitation, paragraph 14 hereof relating to non-competition) shall be binding upon the parties hereto, the heirs and legal representatives of the Employee and the successors and assigns of the Bank and the Company.

19.2. Notices. Any notice required, permitted or intended to be given under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the appropriate address shown below, or such revised address as is delivered to the other party by the same means; except as provided in subparagraph 10.3 hereinabove with regard to constructive notice.

(a) Notices to the Company or to the Bank shall be sent to:

Susquehanna Bancshares

Attn. Director of Human Resources

26 North Cedar Street

P.O. Box 1000

Lititz, PA 17543-7000

(b) Notices to the Employee shall be sent to:

Richard A. Elko

One Houndstooth Lane

Chester Springs, Pennsylvania 19425

19.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties.

19.4. Construction. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

19.5. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement the day and year first above written.

Attest	/s/ Eileen R. Pentony	EQUITY BANK

[Assistant] Secretary		By:	/s/ Michael M. Quick

Name: Title:

EMPLOYEE

Witness:	/s/ Diane M. Davidheiser	/s/ Richard A. Elko (Seal)

Name:		Richard A. Elko